As filed with the Securities and Exchange Commission on May 10, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Redwood Trust, Inc.
Redwood Capital Trust II

(Exact names of registrants as specified in their charters)

Redwood Trust, Inc.	Redwood Capital Trust II
Maryland	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

68-0329422	27-6733708
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Belvedere Place, Suite 300
Mill Valley, CA 94941
(415) 389-7373

(Address, including zip code, and telephone number,
including area code, of each registrant’s principal executive offices)

Martin S. Hughes Chief Executive Officer Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, CA 94941 (415) 389-7373	Copies to: William J. Cernius, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: At any time and from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities, Common Stock, Preferred Stock, Warrants, Stockholder Rights, Units(4)
Trust Preferred Securities
Guarantees of Trust Preferred Securities
Total

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all applicable registration fees.
(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(4)	Debt Securities may be issued and sold to Redwood Capital Trust II, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution of Redwood Capital Trust II and the distribution of its assets.

PROSPECTUS

Redwood Trust, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
Stockholder Rights
Units

Redwood Capital Trust II
Trust Preferred Securities
fully and unconditionally guaranteed by
Redwood Trust, Inc.

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	debt securities, which may consist of debentures, notes, or other types of debt;
•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase shares of our common stock or preferred stock;
•	rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;
•	trust preferred securities; and
•	units consisting of two or more of the foregoing.

We refer to the debt securities, common stock, preferred stock, warrants, rights, trust preferred securities and units registered hereunder collectively as the “securities” in this prospectus. The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, where applicable:

•	in the case of debt securities, the specific title, aggregate principal amount, currency, form (which may be certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking payments, terms for conversion into shares of our common stock or preferred stock, covenants, and any initial public offering price;
•	in the case of preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions, and terms and conditions of redemption and any initial public offering price;
•	in the case of warrants or rights, the duration, offering price, exercise price, and detachability;
•	in the case of trust preferred securities, the designation, annual distribution rate, distribution payment dates, whether distributions will be cumulative and compounding, amounts paid out of assets of the trust to holders upon dissolution, any repurchase, redemption or exchange provisions, any preference or subordination rights upon a default or liquidation, any voting rights, terms for any conversion or exchange, and any rights to defer distributions; and
•	in the case of units, the constituent securities comprising the units, the offering price, and detachability.

In addition, the specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve the status of our company as a real estate investment trust, or REIT, for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers, or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “RWT”. On May 9, 2016, the last reported sale price of our common stock was $13.12 per share.

Investing in the securities involves risk. See “Risk Factors” beginning on page 3.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.

We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.

Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement, including the information incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.

We have not included separate financial statements of Redwood Capital Trust II, a special purpose entity, in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	the trust has no operating history or independent operations; and
•	the trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our debt securities and engaging in related activities.

Furthermore, the combination of our obligations under the debt securities, the associated indentures, the trust agreement and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that Redwood Capital Trust II will file reports with the SEC under the Securities Exchange Act of 1934.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or “Redwood” mean Redwood Trust, Inc. and our consolidated subsidiaries, except where it is made clear that the terms mean Redwood Trust, Inc. only.

Redwood Capital Trust II was formed solely for the purpose of issuing trust preferred securities and has no operating history or independent operations. Redwood Capital Trust II was created under the Delaware Statutory Trust Act and will be governed by a trust agreement (as it may be amended and restated from time to time) among the trustees of Redwood Capital Trust II and us. The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended.

When Redwood Capital Trust II issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of Redwood Capital Trust II. We will acquire all of the issued and outstanding trust common securities of Redwood Capital Trust II, representing an undivided beneficial interest in the assets of Redwood Capital Trust II of at least 3%.

Redwood Capital Trust II exists primarily for the purpose of:

•	issuing its trust preferred and trust common securities;
•	investing the proceeds from the sale of its securities in our debt securities; and
•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding our debt securities.

When Redwood Capital Trust II issues its trust preferred securities, the number of trustees of Redwood Capital Trust II will initially be four. Two of the trustees will be individuals who are officers or employees of Redwood. The third trustee will be Wells Fargo Bank, N.A., which will serve as the property trustee under the trust agreement for purposes of the Trust Indenture Act of 1939, as amended. The fourth trustee will be Wells Fargo Delaware Trust Company, N.A., which has its principal place of business in the State of Delaware.

Wells Fargo Bank, N.A., acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939, as amended.

Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of Redwood Capital Trust II, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least four trustees. The term of Redwood Capital Trust II’s amended and restated trust agreement will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the trust agreement.

The rights of holders of the trust preferred securities of Redwood Capital Trust II, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of Redwood Capital Trust II, will be contained in and governed by the trust agreement of Redwood Capital Trust II (as it may be amended and restated from time to time), the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Our principal executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941; our telephone number is (415) 389-7373.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, incorporated into this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in this prospectus and any accompanying prospectus supplement under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are summarized below and described from time to time in reports we file with the SEC, including under the heading “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans; changes in the demand from investors for residential mortgages and investments, and our ability to distribute an increased volume of residential mortgages through our whole-loan distribution channel; our ability to finance our investments in securities and our acquisition of residential mortgages with short-term debt; the availability of assets for purchase at attractive risk-adjusted returns and our ability to reinvest cash and the proceeds from the potential sale of securities and investments we hold; changes in the values of assets we own; higher than expected operating expenses due to delays or decreases in the realization of expected operating expense reductions related to the repositioning of our conforming mortgage banking activities and commercial loan origination activities, and other unforeseen expenses; general economic trends, the performance of the housing, commercial real estate, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers; federal and state legislative and regulatory developments, and the actions of governmental authorities, including those affecting the mortgage industry or our business (including, but not limited to, the Federal Housing Finance Agency’s rules relating to FHLB membership requirements and the implications for our captive insurance subsidiary’s membership in the FHLB); developments related to the fixed income and mortgage finance markets and the Federal Reserve’s statements regarding its future open market activity and monetary policy; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own; our exposure to adjustable-rate mortgage loans; the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates; changes in mortgage prepayment rates; the ability of counterparties to satisfy their obligations to us; our involvement in securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in securitization transactions; exposure to claims and litigation, including litigation arising from our involvement in securitization transactions; whether we have sufficient liquid assets to meet short-term needs; our ability to successfully compete and retain or attract key personnel; our ability to adapt our business model and strategies to changing circumstances; changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand our business activities; our exposure to a disruption or breach of the security of our technology infrastructure and systems; exposure to environmental liabilities; our failure to comply with applicable laws and regulations; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; the impact on our reputation that could result from our actions or omissions or from those of others; changes in accounting principles and tax rules; our ability to maintain our status as a REIT for tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; decisions about raising, managing, and distributing capital; and other factors not presently identified.

REDWOOD TRUST, INC.

Redwood Trust, Inc., together with its subsidiaries, focuses on investing in mortgage- and other real estate-related assets and engaging in mortgage banking activities. We seek to invest in real estate-related assets that have the potential to generate attractive cash flow returns over time and to generate income through our mortgage banking activities. During 2015, we operated our business in three segments: residential mortgage banking, residential investments, and commercial mortgage banking and investments. Redwood Trust, Inc. has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), beginning with its taxable year ended December 31, 1994. We generally refer, collectively, to Redwood Trust, Inc. and those of its subsidiaries that are not subject to subsidiary-level corporate income tax as “the REIT” or “our REIT.” We generally refer to subsidiaries of Redwood Trust, Inc. that are subject to subsidiary-level corporate income tax as “our operating subsidiaries” or “our taxable REIT subsidiaries” or “TRS.” Our mortgage banking activities and investments in mortgage servicing rights (“MSRs”) are generally carried out through our taxable REIT subsidiaries, while our portfolio of mortgage- and other real estate-related investments is primarily held at our REIT. We generally intend to retain profits generated and taxed at our taxable REIT subsidiaries, and to distribute as dividends at least 90% of the taxable income we generate at our REIT.

Our residential mortgage banking segment primarily consists of operating a mortgage loan conduit that acquires residential loans from third-party originators for subsequent sale, securitization, or transfer to our investment portfolio. We typically acquire prime, jumbo mortgages and the related mortgage servicing rights on a flow basis from our network of loan sellers and distribute those loans through our Sequoia private-label securitization program or to institutions that acquire pools of whole loans. We occasionally supplement our flow purchases with bulk loan acquisitions. This segment also includes various derivative financial instruments and interest only securities retained from our Sequoia securitizations that we utilize to manage certain risks associated with residential loans we acquire. During 2015, we also acquired conforming loans (defined as loans eligible for sale to Fannie Mae and Freddie Mac (the “Agencies”)) and the related servicing rights on a flow basis from our seller network. Conforming loans we acquired were generally sold to the Agencies. During the first quarter of 2016, as part of our ongoing evaluation of the efficiency and profitability of our businesses, we announced plans to restructure our conforming loan operations by discontinuing the acquisition and aggregation of conforming loans for resale to the Agencies, and instead focus on direct conforming-related investments in mortgage servicing rights and risk-sharing transactions. Our residential mortgage banking segment’s main source of revenue is income from mortgage banking activities, which includes valuation increases (or gains) on the sale or securitization of loans, and from hedges used to manage risks associated with these activities. Additionally, this segment may generate interest income on loans held pending securitization or sale. Funding expenses, direct operating expenses, and tax expenses associated with these activities are also included in this segment.

Our residential investments segment includes a portfolio of investments in residential mortgage-backed securities retained from our Sequoia securitizations, as well as residential mortgage-backed securities issued by third parties. In addition, this segment includes a subsidiary of Redwood Trust that is a member of the Federal Home Loan Bank of Chicago (“FHLBC”) and that utilizes attractive long-term financing from the FHLBC to make long-term investments directly in residential mortgage loans. Finally, this segment invests in MSRs associated with residential loans we have sold or securitized, as well as MSRs that we purchased from third parties. The residential investments segment’s main sources of revenue are interest income from investment portfolio securities and residential loans held-for-investment, as well as MSR income. Additionally, this segment may realize gains upon the sale of securities. Funding expenses, hedging expenses, direct operating expenses, and tax provisions associated with these activities are also included in this segment.

During 2015, our commercial mortgage banking and investments segment consisted primarily of a mortgage loan conduit that originated senior commercial loans for subsequent sale to third-party CMBS sponsors or other investors. In addition to senior loans, during 2015 we offered complementary forms of commercial real estate financing directly to borrowers that included mezzanine loans, subordinate mortgage loans, and other financing solutions. We typically have held the mezzanine and other subordinate loans we originated in our commercial investment portfolio. During the first quarter of 2016, as part of our ongoing evaluation of the efficiency and profitability of our businesses, we announced plans to reposition our commercial business to focus solely on investing activities and discontinue commercial loan originations. During 2015, this segment’s main sources of revenue were mortgage banking income, which included valuation increases (or gains) on the sale of senior commercial loans and associated hedges, and net interest income from mezzanine or subordinate loans held in our investment portfolio. Funding expenses, direct operating expenses, and tax expenses associated with these activities are also included in this segment.

Throughout our history we have sponsored or managed other investment entities, including a private limited partnership fund that we managed, the Redwood Opportunity Fund, LP (the “Fund”), as well as Acacia securitization entities, certain of which we continue to manage. The Fund was primarily invested in residential securities and the Acacia entities are primarily invested in a variety of real estate-related assets. During the third quarter of 2011, we engaged in a transaction in which we resecuritized a pool of senior residential securities (the “Residential Resecuritization”) primarily for the purpose of obtaining permanent non-recourse financing on a portion of the residential securities we hold in our investment portfolio at the REIT. Similarly, during the fourth quarter of 2012, we engaged in a transaction in which we securitized a pool of commercial loans (the “Commercial Securitization”) primarily for the purpose of obtaining permanent non-recourse financing on a portion of the commercial loans we hold.

Our primary sources of income are net interest income from our investment portfolios and non-interest income from our mortgage banking activities. Net interest income consists of the interest income we earn on investments less the interest expense we incur on borrowed funds and other liabilities. Income from mortgage banking activities consists of the profit we seek to generate through the acquisition of loans and their subsequent sale or securitization.

We were incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. Our principal executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. Our telephone number is (415) 389-7373. Our website is www.redwoodtrust.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated into, this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, we intend to use the net proceeds from the sale of securities to fund our business and investment activity, which may include funding purchases of residential mortgage loans, funding the origination of commercial loans and acquiring mortgage-backed securities for our investment portfolio, as well as for other general corporate purposes.

ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES

The financial statements of Redwood Capital Trust II will be consolidated with our financial statements. Following the issuance of trust preferred securities by Redwood Capital Trust II, our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the three months ended March 31, 2016 and each of the previous five years ended December 31 were as follows:

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.7x	2.40x	2.65x	3.90x	2.20x	1.26x
Ratio of earnings to fixed charges and preferred stock dividends	1.7x	2.40x	2.65x	3.90x	2.20x	1.26x

The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings.” “Fixed charges” consist of interest on outstanding long-term debt and asset backed securities issued, as well as associated amortization of debt discount and deferred issuance costs. The proportion deemed representative of the interest factor of operating lease expense has not been deducted as the total operating lease expense in itself was de minimis and did not affect the ratios in a material way. “Earnings” consist of consolidated income before income taxes and fixed charges.

GENERAL DESCRIPTION OF SECURITIES

The following is a brief description of the material terms of our securities that may be offered under this prospectus. This description does not purport to be complete and is subject in all respects to applicable Maryland law and to the provisions of our charter and bylaws, including any amendments or supplements thereto, copies of which are on file with the SEC as described under “Where You Can Find Information” and are incorporated by reference herein.

We, directly or through agents, dealers, or underwriters designated from time to time, may offer, issue, and sell, together or separately:

•	debt securities, which may consist of debentures, notes, or other types of debt;
•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase shares of our common stock or preferred stock;
•	rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;
•	trust preferred securities; and
•	units consisting of two or more of the foregoing.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock, or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock, the common stock, the warrants, the rights, the trust preferred securities and the units are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Our charter provides that we have authority to issue up to 180,000,000 shares of stock, par value $0.01 per share, all of which is currently classified as common stock. Our common stock is listed on the New York Stock Exchange, and we intend to so list any additional shares of our common stock which are issued and sold hereunder. We may elect to list any future class or series of our securities issued hereunder on an exchange, but we are not obligated to do so. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our debt securities issued under the Indenture, dated as of March 6, 2013, which we refer to as the indenture, between us and Wilmington Trust, National Association, as trustee. This prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The following is a summary of the most important provisions and definitions of the indenture. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

In this description of debt securities, the words “we,” “us,” or “our” refer only Redwood Trust, Inc. and not to any of our subsidiaries.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;
•	the offering price;
•	the form and terms of any guarantee of any debt securities;
•	the title;
•	any limit on the aggregate principal amount;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates, and the regular record dates;
•	the place where payments may be made;
•	any mandatory or optional redemption provisions;
•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;
•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or the holder may elect payment to be made in a different currency and the manner in which the exchange rate with respect to these payments will be determined;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	the form of the debt securities and whether the debt securities will be issuable, in whole or in part, as global debt securities;
•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;
•	any conversion or exchange provisions;
•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;
•	whether the debt securities will be issuable in the form of a global security;
•	any subordination provisions;
•	any deletions of, or changes or additions to, the events of default or covenants; and
•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and an integral multiple of $1,000 thereafter.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

Each global security will be registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary. Except as set forth under the heading “Global Securities — Book-Entry, Delivery and Form” below, global securities will not be issuable in certificated form.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default is continuing; or
•	any other circumstances described in a prospectus supplement occurs.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers, and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents, or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger, and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer, or lease our properties and assets substantially as an entirety to any person, unless:

•	we are the surviving corporation or the successor, if any, is a U.S. corporation;
•	the successor assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;
(2)	failure to pay any interest on any debt security of that series for 30 days when due;
(3)	failure to deposit any sinking fund payment within 30 days of when due;
(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;
(5)	our bankruptcy, insolvency, or reorganization; and
(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and
(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium, or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;
•	reduce the principal of, premium, if any, on or interest on any debt security;
•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	reduce the rate of or extend the time for payment of interest on any debt security;
•	change the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	waive any default or event of default in payment of the principal of, premium on or interest on any debt security;
•	waive a redemption payment of any debt security, if a redemption is made at our option;
•	adversely affect the right, if any, to convert any debt security; or
•	reduce the principal amount of securities whose holders must consent to an amendment, supplement or waiver of provisions in the indenture.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:

•	to cure any ambiguity, defect, or inconsistency;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;
•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;
•	to conform the text of the indenture to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indenture;
•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;
•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or
•	to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost, or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger, and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF COMMON STOCK

All shares of common stock offered by this prospectus will be duly authorized, fully paid, and nonassessable. Holders of our common stock are entitled to receive dividends if, as, and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Subject to our charter restrictions on transfer of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption, or, if listed on the New York Stock Exchange, appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal dividend, liquidation, and other rights.

Transfer Agent, Registrar, and Dividend Disbursing Agent

The transfer agent and registrar for our common stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent.

Power to Reclassify Shares of Our Stock; Issuance of Additional Shares

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of our stock into other classes or series of stock, including preferred stock, and to cause the issuance of such shares. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer, or prevent a transaction or a change in control of Redwood Trust that might involve a premium price for holders of common stock or otherwise be in their best interest. We have no shares of preferred stock presently outstanding.

DESCRIPTION OF PREFERRED STOCK

Our charter authorizes our board of directors to classify from time to time any unissued shares of stock in one or more classes or series of preferred stock and to reclassify any previously classified but unissued preferred stock of any class or series in one or more classes or series. If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:

•	the designation of the shares and the number of shares that constitute the class or series;
•	the dividend rate (or the method of calculating dividends), if any, on the shares of the class or series and the priority as to payment of dividends with respect to other classes or series of our shares of stock;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the dividend periods (or the method of calculating the dividend periods);
•	the voting rights of the preferred stock, if any;
•	the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our stock and any other rights of the shares of the class or series upon our liquidation or winding-up;
•	the provision for a sinking fund, if any, for such preferred stock;
•	whether or not and on what terms the shares of the class or series will be subject to redemption or repurchase at our option;
•	the terms and conditions, if applicable, upon which such preferred stock will be converted into the common stock, including the conversion price (or manner of calculation thereof);
•	whether the shares of the class or series of preferred stock will be listed on a securities exchange or quoted on an inter-dealer quotation system;
•	any limitations on direct or beneficial ownership and restrictions on transfer applicable to the preferred stock, in addition to those already set forth in our charter, that may be necessary to preserve our status as a real estate investment trust; and
•	the other rights and privileges and any qualifications, limitations, or restrictions of the rights or privileges of the class or series.

Transfer Agent, Registrar, and Dividend Disbursing Agent

The transfer agent and registrar for our preferred stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent. If different, we will specify in the applicable prospectus supplement the transfer agent, registrar, and dividend disbursing agent for any series of preferred stock offered by that prospectus supplement.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the securities warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. Each issue of securities warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of securities warrants.

If we offer securities warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such securities warrants, including the following, where applicable:

•	the offering price;
•	the aggregate number of shares purchasable upon exercise of such securities warrants, and in the case of securities warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such securities warrants;
•	the designation and terms of the securities with which such securities warrants are being offered, if any, and the number of such securities warrants being offered with each such security;
•	the date on and after which such securities warrants and any related securities will be transferable separately;
•	the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such securities warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;
•	the date on which the right to exercise such securities warrants shall commence and the expiration date on which such right shall expire;
•	U.S. federal income tax considerations; and
•	any other material terms of such securities warrants.

Holders of future securities warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust.

DESCRIPTION OF
RIGHTS TO PURCHASE SHARES OF COMMON OR PREFERRED STOCK

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:

•	record date;
•	subscription price;
•	subscription agent;
•	aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;
•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;
•	U.S. federal income tax considerations; and
•	other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust, except to the extent described in the related prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

Redwood Capital Trust II will only issue trust preferred securities and will not issue debt securities, common stock, preferred stock, warrants, stockholder rights or units. The terms of the trust preferred securities will include those stated in the trust agreement (as it may be amended and restated from time to time) and those made a part of that trust agreement by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the trust agreement and the trust preferred securities are summaries of certain anticipated provisions of the trust agreement and the trust preferred securities and are not complete. This summary is subject to and qualified by reference to the description of the particular terms of the trust preferred securities described in the applicable prospectus supplement. The form of trust agreement has been filed as an exhibit to the registration statement and you should read the form of trust agreement for provisions that may be important to you. The actual trust agreement and the terms of any trust preferred securities may differ materially from the form of trust agreement. We will describe in the applicable prospectus supplement any material differences between the actual trust agreement and trust preferred securities and the form of trust agreement and the description of the trust preferred securities below.

The prospectus supplement relating to the trust preferred securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;
•	the number of trust preferred securities issued by the trust;
•	the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;
•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;
•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;
•	any repurchase, redemption or exchange provisions;
•	any preference or subordination rights upon a default or liquidation of the trust;
•	any voting rights of the trust preferred securities in addition to those required by law;
•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;
•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and
•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The trust preferred securities may not be convertible into other securities that have not been registered under this registration statement unless the trust preferred securities convertible into such other securities are not legally convertible immediately or within one year of the date of sale of such trust preferred securities.

Except as otherwise set forth in the applicable prospectus supplement, the trustees, on behalf of the trust and pursuant to the trust agreement, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

Except as otherwise set forth in the applicable prospectus supplement, the trust preferred securities will rank equally in right of payment, and payments will be made thereon proportionately, with the trust common securities. Except as otherwise set forth in the prospectus supplement, the property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. Except as otherwise set forth in the prospectus supplement, we will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

In the prospectus supplement, we will also describe certain material U.S. federal income tax consequences and special considerations applicable to the trust preferred securities.

The Trust Preferred Securities Guarantee

Except as otherwise set forth in the prospectus supplement, we will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;
•	payments on dissolution of each trust; and
•	payments on redemption of trust preferred securities of each trust.

Wells Fargo Bank, N.A., as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed as an exhibit to the registration statement.

Except as otherwise set forth in the prospectus supplement, we will irrevocably and unconditionally agree to pay holders of the trust preferred securities in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of the trust; and
•	payments upon the dissolution of the trust equal to the less of (i) the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments and (ii) the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

We will not be required to make these liquidation payments if:

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or
•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

Except as otherwise set forth in the prospectus supplement, each guarantee is a guarantee from the time of issuance of the trust preferred securities. EXCEPT AS OTHERWISE SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT, THE GUARANTEE ONLY COVERS DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

Our obligations under the trust agreement, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Redwood

Except as otherwise set forth in the prospectus supplement, in the guarantee, we will agree that, as long as any trust preferred securities issued by the trust are outstanding, we will not make the payments and distributions described below if:

•	we are in default on our guarantee payments or other payment obligations under the guarantee;
•	any trust enforcement event under the trust agreement has occurred and is continuing; or
•	we have elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

Except as otherwise set forth in the prospectus supplement, in these circumstances, we will agree that we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, except to the extent required in order to maintain our qualification as a REIT; or
•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in right of payment to the debt securities or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to the debt securities.

However, except as otherwise set forth in the prospectus supplement, even during such circumstances, we may:

•	purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock;
•	reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;
•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
•	declare dividends or distributions payable solely in shares of our capital stock;
•	redeem or repurchase any rights pursuant to a rights agreement; and
•	make payments under the guarantee related to the trust preferred securities.

In addition, as long as trust preferred securities issued by any trust are outstanding and except as otherwise set forth in the prospectus supplement, we will agree that we will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable trust agreement;
•	permit the trust common securities of that trust to be transferred only as permitted by the trust agreement; and
•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the trust agreement, in which case the trust would be dissolved.

Amendments and Assignment

Except as otherwise set forth in the prospectus supplement, we and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect or in order to conform the text of the guarantee to any provision of this prospectus or the applicable prospectus supplement to the extent such provision in this prospectus or the applicable prospectus supplement was intended to be a verbatim recitation of the guarantee. In all other cases and except as otherwise set forth in the prospectus supplement, we and the guarantee trustee may amend the guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

Except as otherwise set forth in the prospectus supplement, we may assign our obligations under the guarantee only in connection with a consolidation, merger or asset sale involving us permitted under the indenture governing the debt securities.

Termination of the Guarantee

Except as otherwise set forth in the prospectus supplement, the guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the trust;
•	distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of the trust in exchange for all the securities issued by the trust; or
•	full payment of the amounts payable upon liquidation of the trust.

The guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

Except as otherwise set forth in the prospectus supplement, our obligations under the guarantee will be unsecured and effectively junior in right of payment to all debt and preferred stock of our subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of the guarantee with respect to our capital stock and other liabilities, including other guarantees.

Except as otherwise set forth in the prospectus supplement, the guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or
•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Except as otherwise set forth in the prospectus supplement, if the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, you may institute a legal proceeding directly against us to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

Except as otherwise set forth in the prospectus supplement, we will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

Except as otherwise set forth in the prospectus supplement, the guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Except as otherwise set forth in the prospectus supplement, the guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

New York law will govern the guarantee.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures;
•	a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities (other than warrant securities) initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities and upon request of a holder,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

RESTRICTIONS ON OWNERSHIP AND TRANSFER AND REPURCHASE OF SHARES

In order that we may meet the requirements for qualification as a REIT at all times, among other purposes, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock or preferred stock (collectively, “capital stock”) in excess of 9.8%, in number of shares or value, of the outstanding shares of the related class of capital stock. For this purpose, the term “beneficial ownership” means beneficial ownership, as determined under Rule 13d-3 under the Exchange Act, of capital stock by a person, either directly or constructively, including through application of the constructive ownership provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the Code), and related provisions.

Under the constructive ownership rules of Section 544 of the Code, a holder of a warrant generally will be treated as owning the number of shares of capital stock into which such warrant may be converted. In addition, the constructive ownership rules generally attribute ownership of securities owned by a corporation, partnership, estate, or trust proportionately to its stockholders, partners, or beneficiaries, respectively. The rules may also attribute ownership of securities owned by family members to other members of the same family and may treat an option to purchase securities as actual ownership of the underlying securities by the optionholder. The rules further provide when securities constructively owned by a person will be considered to be actually owned for the further application of such attribution provisions. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owing not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who directly owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

Any acquisition or transfer of shares of capital stock or warrants that would cause us to be disqualified as a REIT or that would create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, or result in the shares of capital stock being beneficially owned, within the meaning of Section 856(a) of the Code, by fewer than 100 persons, determined without any reference to any rules of attribution, or result in our being closely held within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to those shares or warrants. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

If any purported transfer of shares of capital stock or warrants results in a purported transferee owning, directly or constructively, shares in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above, the amount of shares causing the purported transferee to violate the 9.8% ownership limit will constitute excess securities. Excess securities will be transferred by operation of law to Redwood Trust as trustee for the exclusive benefit of the person or persons to whom the excess securities are ultimately transferred, until such time as the purported transferee retransfers the excess securities. While the excess securities are held in trust, a holder of such securities will not be entitled to vote or to share in any dividends or other distributions with respect to such securities and will not be entitled to exercise or convert such securities into shares of capital stock. Excess securities may be transferred by the purported transferee to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the Market Price (as defined in our charter) of the excess securities on the date of the purported transfer), at which point the excess securities will automatically be exchanged for the stock or warrants, as the case may be, to which the excess securities are attributable. If a purported transferee receives a higher price for designating an ultimate transferee, such purported transferee shall pay, or cause the ultimate transferee to pay, such excess to us. In addition, such excess securities held in trust are subject to purchase by us at a purchase price equal to the lesser of (a) the price per share or per warrant, as the case may be, in the transaction that created such excess securities (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), reduced by the amount of any distributions received in violation of the charter that have not been repaid to us, and (b) the Market Price on the date we elect to purchase the excess securities, reduced by the amount of any distributions received in violation of the charter that have not been repaid to us.

Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to the shares of capital stock or warrants except the right to payment of the purchase price for the shares of capital stock or warrants on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid, or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.

All certificates representing shares of capital stock and warrants will bear a legend referring to the restrictions described above.

Any person who acquires shares or warrants in violation of our charter, or any person who is a purported transferee such that excess securities result, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. In addition, as required under the REIT provisions of the Code, every record owner of more than 5.0%, during any period in which the number of record stockholders is 2,000, or 1.0%, during any period in which the number of record stockholders is greater than 200 but less than 2,000, or 1/2%, during any period in which the number of record stockholders is 200 or less, of the number or value of our outstanding shares will receive a questionnaire from us by January 30 requesting information as to how the shares are held. In addition, our charter requires that such stockholders must provide written notice to us by 30 days after January 1 stating the name and address of the record stockholder, the number of shares beneficially owned and a description of how the shares are held. In practice, we have generally permitted our stockholders to comply with the foregoing charter requirement by responding to our annual REIT questionnaire. Further, each stockholder upon demand is required to disclose to us in writing such information with respect to the direct and constructive ownership of shares and warrants as our board of directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Our board of directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our board of directors may, pursuant to our charter, waive the 9.8% ownership limit for a purchaser of our stock. As a condition to such waiver the intended transferee must give written notice to the board of directors of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. Our board of directors may also take such other action as it deems necessary or advisable to protect our status as a REIT. Pursuant to our charter, our board of directors has, from time to time, waived the ownership limit for certain of our stockholders.

The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock and warrants to receive a premium for their shares or warrants that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”

For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer and Repurchase of Shares.”

Maryland Business Combination Act

Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder, as such terms are defined in the Act, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. The statute permits various exemptions from its provisions, including business combinations that are exempted by provision in the charter of the corporation. Our charter provides that we elect not to be governed by the provisions of the Maryland Business Combination Act.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act causes persons who acquire beneficial ownership of stock at levels of 10%, 33%, and more than 50% (control share acquisitions) to lose the voting rights of such stock unless voting rights are restored by the stockholders at a meeting by vote of two-thirds of all the votes entitled to be cast on the matter (excluding stock held by the acquiring stockholder or the corporation's officers or employee directors). The Maryland Control Share Acquisition Act affords a cash-out election for stockholders other than the acquiring stockholder, at an appraised value (but not less than the highest price per share paid by the acquiring person in the control share acquisition), payable by the corporation, if voting rights for more than 50% of the outstanding stock are approved for the acquiring person. Under certain circumstances, the corporation may redeem shares acquired in a control share acquisition if voting rights for such shares have not been approved. The statute does not apply (a) to shares acquired in a merger, consolidation, or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. A corporation's board of directors has an “opt-out” power, exercisable through amendment of the corporation's bylaws (which could be changed by the stockholders), to exempt in advance any control share acquisition from the Maryland Control Share Acquisition Act. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act acquisitions by certain persons of shares of our common stock in accordance with waivers from the ownership limit in our charter granted to such persons by our board of directors.

The Maryland Control Share Acquisition Act could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers.

Board of Directors, Vacancies, and Removal of Directors

All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

Pursuant to our election to be subject to certain provisions of the Maryland General Corporation Law, any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. A director may be removed with or without cause by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Charter Amendments and Extraordinary Corporate Actions

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, convert or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of a majority of the total number of shares entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our qualification and taxation as a REIT and the acquisition, ownership and disposition of our capital stock and debt securities, but does not purport to be a complete analysis of all potential tax effects. Supplemental U.S. federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities you acquire, as well as your particular situation. For purposes of this discussion, references to “we,” “our” and “us” mean only Redwood Trust, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;
•	current, temporary and proposed Treasury regulations promulgated under the Code;
•	the legislative history of the Code;
•	administrative interpretations and practices of the Internal Revenue Service (the IRS); and
•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern our federal income tax treatment as a REIT and holders of our capital stock. This summary is qualified in its entirety by the applicable Code provisions, Treasury regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS regarding the matters discussed below, including our qualification as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax laws other than federal income tax laws, associated with the acquisition, ownership, or disposition of our capital stock or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the acquisition, ownership or disposition of our capital stock or debt securities, including the federal, state, local, non-U.S. and other tax consequences;
•	our election to be taxed as a REIT for federal income tax purposes; and
•	potential changes in applicable tax laws.

Taxation of the Company

General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994. We believe we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and to operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of share ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify.”

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our federal income tax status as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Additionally, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that we currently distribute to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.
•	If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.
•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.
•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
•	If we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
•	We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.
•	If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury regulations, any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code generally are excluded.
•	We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit (a “REMIC”)) to the extent that our capital stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS (as defined below under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Ownership of Interests in TRSs”), we will not be subject to this tax. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Taxable Mortgage Pools.”
•	Our subsidiaries that are C corporations, including our TRSs, generally will be required to pay federal corporate income tax on their earnings.
•	We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or (for taxable years beginning after December 31, 2015) “redetermined TRS service income,” See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Penalty Tax.”
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to stockholders) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the holders of our capital stock.
•	If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our beneficial interests, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;
2.	that issues transferable shares or transferable certificates to evidence its beneficial ownership;
3.	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
4.	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
5.	that is beneficially owned by 100 or more persons;
6.	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and
7.	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our shares of our capital stock is contained in the discussion under the heading “Restrictions on Ownership and Transfer and Repurchase of Shares.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in the partnership or limited liability company capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership for federal income tax purposes in which we own an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. For purposes of the REIT qualification tests, the treatment of our ownership of partnerships or limited liability companies treated as disregarded entities for U.S. federal income tax purposes is generally the same as described below with respect to qualified REIT subsidiaries.

We have control of our subsidiary limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we are a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or requires us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

From time to time, we may own wholly owned subsidiaries that are treated as “qualified REIT subsidiaries” under the Code. A corporation qualifies as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described herein, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Asset Tests.”

Ownership of Interests in TRSs

From time to time, we may own interests in one or more taxable REIT subsidiaries (TRSs). A TRS is a corporation, other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. A REIT is not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Asset Tests.”

Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business. A TRS is subject to federal income tax as a regular C corporation. Non-U.S. TRSs that are not engaged in trade or business in the United States for tax purposes generally are not subject to U.S. corporate income taxation. However, certain U.S. shareholders of such non-U.S. corporations may be required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. This could affect our ability to comply with the REIT income tests and distribution requirement. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests” and “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Annual Distribution Requirements.”

We may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of our total assets (20% for taxable years beginning after December 31, 2017). We may engage in securitization transactions through our TRSs, and to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans may be acquired by a TRS.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the applicable test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Furthermore, income of a TRS that is understated as a result of services provided to us or on our behalf generally will be subject to a 100% penalty tax for taxable years beginning after December 31, 2015. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Penalty Tax.”

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (a “TMP”), under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;
•	the entity has issued debt obligations that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally be limited to the REIT’s shareholders. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Excess Inclusion Income.”

Excess Inclusion Income

A portion of income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its shareholders in proportion to dividends paid. We generally do not expect to generate excess inclusion income that would be allocated to our stockholders. In the event we do generate excess inclusion income, we are required to notify our stockholders of the amount of such income allocated to them. A shareholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the shareholder;
•	in the case of a shareholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;
•	is subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax;
•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. shareholders; and

•	is taxable (at the highest U.S. federal corporate tax rate, currently 35%) to the REIT, rather than its shareholders, to the extent allocable to the REIT’s shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to our stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our capital stock.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, interest on obligations adequately secured by mortgages on real property, dividends from other REITs, “rents from real property,” and certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property and, effective for taxable years beginning after December 31, 2015, if an obligation is secured by a mortgage on both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property. In some cases in the event that we invest in a mortgage loan that is secured by both real property and personal property, we may be required to apportion our interest on the loan between interest on an obligation that is secured by real property (or by an interest in real property) and interest on an obligation that is not so secured. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned it directly.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property of the borrower or ours.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than

95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65 (the “Revenue Procedure”), which provides a safe harbor pursuant to which a mezzanine loan will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. From time to time, we may own mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. There can be no assurance that the IRS will not challenge the qualification of any mezzanine loans we may own as real estate assets or the interest generated by such loans as qualifying income under the 75% gross income test. If we make corporate mezzanine loans or acquire other CRE corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test. To the extent that such non-qualification causes us to fail the 75% gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.

We expect that any CMBS that we may invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property and, effective for taxable years beginning after December 31, 2015, if an obligation is secured by a mortgage on both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, as discussed above.

We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally will constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends we receive from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from equity investments in certain foreign corporations, such as controlled foreign corporations and passive foreign investment companies, as defined in the Code, are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. However, in private letter rulings (which may not be relied on as precedent, but which generally indicate the IRS’s view on the issue), the IRS exercised its authority under Code Section 856(c)(5)(J)(ii) to treat such income as qualifying income for purposes of the 95% gross income test notwithstanding the fact that the income is not included in the enumerated categories of income qualifying for the 95% gross income test. As a result, to the extent consistent with such private letter rulings, we expect to treat any such income inclusions that meet certain requirements as qualifying income for purposes of the 95% gross income test. However, it is possible that the IRS could assert that such income does not qualify for purposes of the 95% gross income test, which, if such income together with other income we earn that does not qualify for the 95% gross income test exceeded 5% of our gross income, could cause us to be subject to a penalty tax and could impact our ability to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Failure to Satisfy the Gross Income Tests” and “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Failure to Qualify.”

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Rents from Real Property

To the extent that we own real property or interests therein, rents we receive will qualify as “rents from real property” in satisfying the gross income tests described above only if several conditions are met, including the following:

•	The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if we earned it directly;
•	Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space;
•	Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and
•	We generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

Phantom Income

Due to the nature of the assets in which we may invest, from time to time we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

If we were to acquire debt instruments in the secondary market for less than their face amount, the amount of such discount generally would be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

If we were to acquire securities issued with original issue discount, we would generally be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments were received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question would be determined and we would be taxed based on the assumption that all future payments due on securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

In addition, in the event that any debt instruments or other securities we acquire are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Annual Distribution Requirements.”

Prohibited Transaction Income

Any gain that we realize on the sale of an asset (other than foreclosure property, as described below) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any qualified REIT subsidiaries, subsidiary partnerships or limited liability companies or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset we own will be held as inventory or primarily for sale to customers, and that a sale of any assets we own will not be in the ordinary course of business. However, the IRS may successfully assert that some or all of the sales made by us, our subsidiary partnerships or limited liability companies, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.

Penalty Tax

Any redetermined deductions, excess interest, redetermined rents or (for taxable years beginning after December 31, 2015) redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, and redetermined TRS service income is income of a TRS of ours that is understated as a result of services provided to us or on our behalf.

We do not have any TRSs that provide tenant services, and we intend to set any amounts payable to us by our TRSs at arm’s length rates. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on such redetermined deductions or excess interest.

Failure to Satisfy the Gross Income Tests.

We monitor our income and take actions intended to keep our nonqualifying income within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued; and
•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General,” even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. For taxable years beginning after December 31, 2015, the term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of TRSs), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% gross income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may be represented by the securities of one or more TRSs. We currently own 100% of the stock of a subsidiary that has elected, together with us, to be treated as our TRS. So long as this company qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of its interests. We may acquire securities in other TRSs in the future. We believe that the aggregate value of our TRSs has not exceeded, and in the future will not exceed, 25% (20% for taxable years beginning after December 31, 2017) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

Fifth, for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above.

We believe that the assets comprising our mortgage-related investments and securities that we own generally are qualifying assets for purposes of the 75% asset test, and that our ownership of TRSs and other assets have been structured in a manner that will comply with the foregoing REIT asset requirements, and we monitor compliance on an ongoing basis. There can be no assurance, however, that we will always be successful in this effort. In this regard, to determine compliance with these requirements, we need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will continue to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT.

In the event that we invest in a mortgage loan that is not fully secured by real property, Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the greater of (a) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (b) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. We intend to invest in mortgage loans in a manner consistent with satisfying the asset tests and maintaining our qualification as a REIT.

The proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not assert that our interests in subsidiaries or in the securities of other issuers caused a violation of the REIT asset tests.

In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any qualified REIT subsidiary, partnership or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company that owns such securities, or acquiring other assets). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ or members’ interests in, a partnership or limited liability company in which we have an ownership interest. However, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income; and
•	90% of our after-tax net income, if any, from foreclosure property; minus
•	the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which was or had been a C corporation in a transaction in which our tax basis in the asset was less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General.”

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, unless we qualify as a “publicly offered REIT,” the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other holder of that class, and no class of stock may be treated other than according to its distribution rights as a class. We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates.

We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable share dividends in order to meet the distribution requirements, while preserving our cash. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — Income Tests — Phantom Income.”

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid. In addition, if a dividend we pay is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, for taxable years beginning after December 31, 2015, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Federal Income Tax Considerations for Holders of Our Capital Stock and Debt Securities

The following summary describes certain U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This summary assumes you hold our capital stock or debt securities as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:

•	banks, insurance companies, and other financial institutions;
•	tax-exempt organizations or governmental organizations;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	persons who hold or receive our capital stock pursuant to the exercise of any employee option or otherwise as compensation;
•	persons subject to the alternative minimum tax;
•	regulated investment companies or REITs;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	brokers, dealers or traders in securities;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; or
•	United States persons whose functional currency is not the U.S. dollar.

If you are considering acquiring our capital stock or debt securities, you should consult your tax advisor concerning the application of federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our capital stock or debt securities arising under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

For purposes of this discussion, the term “U.S. Holder” means a holder of our capital stock or debt securities who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•	a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If you are an individual, corporation, estate or trust that holds our capital stock or debt securities and you are not a U.S. Holder, you are a “Non-U.S. Holder.”

If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Taxation of Taxable U.S. Holders of Our Capital Stock

Distributions Generally

Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. Holders as ordinary income when actually or constructively received. See “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock — Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations or, except to the extent described in “Material U.S. Federal Income Tax Considerations —  Federal Income Tax Considerations for Holders of Our Capital Stock — Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. Holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to outstanding shares of our capital stock.

To the extent that we make distributions on a class of our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. Holder. This treatment will reduce the U.S. Holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. Holders may not include in their own income tax returns any of our net operating losses or capital losses.

U.S. Holders that receive taxable stock dividends, including dividends partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the dividend (i.e., the cash and the share portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any dividend payable in our capital stock generally is equal to the amount of cash that could have been received instead of our capital stock. Depending on the circumstances of a U.S. Holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. If a U.S. Holder sells our capital stock it received in connection with a taxable stock dividend in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the share portion of the dividend, such U.S. Holder could have a capital loss with respect to the share sale that could not be used to offset such dividend income. A U.S. Holder that receives our capital stock pursuant to a distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends

Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. Holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. Holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of each class of our stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of each such class of our stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in the long-term capital gains of our stockholders, based on the allocation of the capital gain amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. Holder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. Holder’s income as long-term capital gain;
•	receive a credit or refund for the amount of tax deemed paid by it;
•	increase the adjusted tax basis of our capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•	in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. Holder of our stock will not be treated as passive activity income. As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “Material U.S. Federal Income Tax Considerations — Federal Income Tax Considerations for Holders of Our Capital Stock — Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock

If a U.S. Holder sells or disposes of our capital stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. Holder’s adjusted basis in our capital stock for tax purposes. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. Holder has held such capital stock for more than one year. However, if a U.S. Holder recognizes a loss upon the sale or other disposition of our capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. Holder received distributions from us which were required to be treated as long-term capital gains.

Taxation of Tax-Exempt Holders of Our Capital Stock

Dividend income from our capital stock and gain arising upon a sale of our capital stock generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code or if we hold an asset that gives rise to “excess inclusion income.” See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Excess Inclusion Income.” Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to the holders of our capital stock.

Taxation of Non-U.S. Holders of Our Capital Stock

The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by Non-U.S. Holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. We urge Non-U.S. Holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws and any applicable tax treaty on the acquisition, ownership and disposition of our capital stock, including any reporting requirements.

Distributions Generally

Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. In addition, any portion of the dividends paid to Non-U.S. Holders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See “Material U.S. Federal Income Tax Considerations — Taxation of the Company — General — Excess Inclusion Income.” Certain certification and disclosure requirements must be satisfied for a Non-U.S. Holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business (through a U.S. permanent establishment, where applicable) generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular graduated rates, in the same manner as dividends paid to U.S. Holders are subject to federal income tax. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless:

•	a lower treaty rate applies and the Non-U.S. Holder files with us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or
•	the Non-U.S. Holder files an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that such distributions do not exceed the adjusted basis of the holder’s shares of our capital stock, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the Non-U.S. Holder’s adjusted basis in such shares, they will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, recent legislation may cause such excess distributions to be treated as dividend income for certain Non-U.S. Holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

Distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

•	the investment in our capital stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or
•	the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act (FIRPTA) distributions to a Non-U.S. Holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the Non-U.S. Holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. Holders would generally be taxed at the regular graduated rates applicable to U.S. Holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in applicable Treasury regulations) of any distribution to Non-U.S. Holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market, within the meaning of applicable Treasury regulations, located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock generally should be treated with respect to Non-U.S. Holders in the same manner as actual distributions of capital gain dividends. Under this approach, the Non-U.S. Holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, Non-U.S. Holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock

Gain recognized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such shares constitute a USRPI. In general, shares of a domestic corporation that constitutes a “U.S. real property holding corporation” (a USRPHC) will constitute a USRPI unless certain exceptions apply. A domestic corporation will constitute a USRPHC if 50% or more of the corporation’s assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor. We do not believe we are currently, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.

Even if we are a USRPHC, shares of our capital stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. Although we believe that we are a domestically controlled qualified investment entity, because our shares are publicly traded, we cannot make any assurance that we will remain a domestically controlled qualified investment entity.

In addition, even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our capital stock would not be subject to U.S. federal income tax if our capital stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 10% or less of our capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Moreover, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. To the extent a distribution with respect to our capital stock is treated as a sale or exchange by a qualified shareholder, it may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the Non-U.S. Holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a Non-U.S. Holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the Non-U.S. Holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such shares are “regularly traded” and the Non-U.S. Holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA and if shares of our capital stock were not “regularly traded” on an established securities market, the purchaser of such shares of our capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Taxation of Holders of Our Debt Securities

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

Taxation of Taxable U.S. Holders of Debt Securities

Payments of Interest

Interest on a debt security generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss will equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which generally will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. Holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders of Our Debt Securities

Payments of Interest

Interest paid on a debt security to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will not be subject to U.S. federal income tax or withholding, provided that:

•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;
•	the Non-U.S. Holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code; and
•	either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Payments of Interest”) unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or
•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain recognized by a Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by United States source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or a debt security or proceeds from the sale or other taxable disposition of our capital stock or a debt security. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	furnishes an incorrect taxpayer identification number;
•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

Payments of dividends or interest on our capital stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our capital stock or interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our capital stock or a debt security within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our capital stock or a debt security conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rate describe above to the extent they are properly designated by the REIT as “capital gain dividends.” In addition, U.S. Holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Contribution Tax on Unearned Income

Certain U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on shares, interest on debt obligations and capital gains from the sale or other disposition of shares or debt obligations. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our capital stock.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends or interest and will apply to payments of gross proceeds from the sale or other disposition of our capital stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to any applicable prospectus supplement directly to one or more purchasers or through dealers, agents, or underwriters, or a combination of the foregoing. We may sell the securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents, or a combination of the foregoing. We will name any underwriter, dealer, or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

We may also, from time to time, authorize underwriters, dealers, or other persons, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers, and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any securities issued hereunder other than shares of our common stock will be a new issue with no established trading market. We may elect to list any of the securities issued hereunder on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in the securities issued hereunder, including our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers, or agents and their respective associates may be customers of, and/or engage in transactions with, and perform services for us in the ordinary course of business.

VALIDITY OF THE SECURITIES

The validity of certain securities will be passed upon for us by Venable LLP, Baltimore, Maryland. The validity of the debt securities and certain tax matters will be passed upon for us by Latham & Watkins LLP. Certain matters relating to Delaware law regarding the validity of the trust preferred securities will be passed upon for us by Richards, Layton & Finger, P.A.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We incorporate by reference the following documents (SEC File No. 001-13759):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 26, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was filed with the SEC on May 9, 2016;
•	our Current Reports on Form 8-K, filed with the SEC on January 4, 2016, January 28, 2016, February 9, 2016 (solely with respect to Items 2.05 and 5.02), March 25, 2016, and March 28, 2016 (solely with respect to Item 5.02);
•	our Definitive Proxy Statement with respect to the 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2016 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K);
•	the description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 7, 1998; and
•	all documents filed by Redwood Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering of the underlying securities (but excluding any items, documents, or portions of items or documents which are deemed “furnished” and not filed with the SEC).

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or on our website at http://www.redwoodtrust.com.

Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Redwood Trust, Inc.
Attn: Investor Relations
One Belvedere Place, Suite 300
Mill Valley, CA 94941
(866) 269-4976

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Certain of our filings with the SEC are available on our website at http://www.redwoodtrust.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The indenture and forms of other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the Registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Fees of rating agencies	$(2)
Trustee fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
NYSE listing fees	$(2)
Miscellaneous fees and expenses	$(2)
Total	$(2)

(1)	Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property, or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the registrant contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The charter and bylaws of the registrant require it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director or officer of the registrant and at the request of the registrant, serves or has served as a director, officer, partner, or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity. The bylaws of the registrant establish certain procedures for indemnification and advance of expenses pursuant to applicable law and the registrant's charter. The charter and bylaws also permit the registrant to indemnify and advance expenses to any person who served a predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant or a predecessor of the registrant.

The MGCL requires a corporation (unless its charter provides otherwise, which the registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 16. Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement(1)
4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1, filed on August 6, 2008)
4.1.1	Articles Supplementary of the Registrant, effective August 10, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.1, filed on August 6, 2008)
4.1.2	Articles Supplementary of the Registrant, effective August 11, 1995 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.2, filed on August 6, 2008)
4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.3, filed on August 6, 2008)
4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.4, filed on August 6, 2008)
4.1.5	Articles Supplementary of the Registrant, effective April 7, 2003 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.5, filed on August 6, 2008)
4.1.6	Articles of Amendment of the Registrant, effective June 12, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.6, filed on August 6, 2008)
4.1.7	Articles of Amendment of the Registrant, effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009)
4.1.8	Articles of Amendment of the Registrant, effective May 24, 2011 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011)
4.1.9	Articles of Amendment of the Registrant, effective May 18, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012)
4.1.10	Articles of Amendment of the Registrant, effective May 16, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013)
4.2	Amended and Restated Bylaws of the Registrant, as adopted on March 5, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008)
4.2.1	First Amendment to Amended and Restated Bylaws of the Registrant, as adopted on May 17, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.2, filed on May 21, 2012)
4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996)
4.4	Form of Preferred Stock Certificate(1)
4.5	Form of Debt Security(1)
4.6	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K/A, filed March 6, 2013)
4.7	Form of Warrant(1)
4.8	Form of Warrant Agreement(1)
4.9	Certificate of Trust of Redwood Capital Trust II (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.9, filed on August 6, 2010)

Exhibit Number	Description
4.10	Trust Agreement of Redwood Capital Trust II by and between Redwood Trust, Inc., as sponsor, and Wells Fargo Delaware Trust Company, N.A., as Delaware trustee (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.10, filed on August 6, 2010)
4.11	Form of Amended and Restated Trust Agreement of Redwood Capital Trust II among Redwood Trust, Inc., as depositor, Wells Fargo Bank, N.A., as property trustee, Wells Fargo Delaware Trust Company, N.A., as Delaware trustee, and the Regular Trustees named therein, as regular trustees (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.11, filed on August 6, 2010)
4.12	Form of Trust Preferred Security of Redwood Capital Trust II (included in Exhibit 4.11)
4.13	Form of Guarantee Agreement for Redwood Capital Trust II by and between Redwood Trust, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.13, filed on August 6, 2010)
5.1	Opinion of Venable LLP
5.2	Opinion of Latham & Watkins LLP
5.3	Opinion of Richards, Layton & Finger, P.A.
8.1	Opinion of Latham & Watkins LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)
23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.2)
23.4	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.3)
23.5	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	The undersigned registrant hereby undertakes, if the securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)	The undersigned registrant hereby undertakes, if the securities are to be offered at competitive bidding, (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.
(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.
(f)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Redwood Trust, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on this 10th day of May, 2016.

REDWOOD TRUST, INC.

By:	/s/ Martin S. Hughes Name: Martin S. Hughes Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Redwood Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on this 10th day of May, 2016.

REDWOOD CAPITAL TRUST II

By:	Redwood Trust, Inc., as Sponsor
By:	/s/ Martin S. Hughes Name: Martin S. Hughes Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Martin S. Hughes, Christopher J. Abate, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Martin S. Hughes Martin S. Hughes	Director and Chief Executive Officer (Principal Executive Officer)	May 10, 2016
/s/ Christopher J. Abate Christopher J. Abate	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	May 10, 2016
/s/ Collin L. Cochrane Collin L. Cochrane	Managing Director and Controller (Principal Accounting Officer)	May 10, 2016
/s/ Richard D. Baum Richard D. Baum	Director, Chairman of the Board	May 10, 2016
/s/ Douglas B. Hansen Douglas B. Hansen	Director, Vice-Chairman of the Board	May 10, 2016
/s/ Mariann Byerwalter Mariann Byerwalter	Director	May 10, 2016
/s/ Debora D. Horvath Debora D. Horvath	Director	May 10, 2016
/s/ Greg H. Kubicek Greg H. Kubicek	Director	May 10, 2016
/s/ Karen R. Pallotta Karen R. Pallotta	Director	May 10, 2016
/s/ Jeffrey T. Pero Jeffrey T. Pero	Director	May 10, 2016
/s/ Georganne C. Proctor Georganne C. Proctor	Director	May 10, 2016
Charles J. Toeniskoetter	Director	May 10, 2016

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement(1)
4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1, filed on August 6, 2008)
4.1.1	Articles Supplementary of the Registrant, effective August 10, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.1, filed on August 6, 2008)
4.1.2	Articles Supplementary of the Registrant, effective August 11, 1995 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.2, filed on August 6, 2008)
4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.3, filed on August 6, 2008)
4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.4, filed on August 6, 2008)
4.1.5	Articles Supplementary of the Registrant, effective April 7, 2003 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.5, filed on August 6, 2008)
4.1.6	Articles of Amendment of the Registrant, effective June 12, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.6, filed on August 6, 2008)
4.1.7	Articles of Amendment of the Registrant, effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009)
4.1.8	Articles of Amendment of the Registrant, effective May 24, 2011 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011)
4.1.9	Articles of Amendment of the Registrant, effective May 18, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012)
4.1.10	Articles of Amendment of the Registrant, effective May 16, 2013 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013)
4.2	Amended and Restated Bylaws of the Registrant, as adopted on March 5, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008)
4.2.1	First Amendment to Amended and Restated Bylaws of the Registrant, as adopted on May 17, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.2, filed on May 21, 2012)
4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996)
4.4	Form of Preferred Stock Certificate(1)
4.5	Form of Debt Security(1)
4.6	Indenture, dated March 6, 2013, between Redwood Trust, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to the Registrant’s Current Report on Form 8-K/A, filed March 6, 2013)
4.7	Form of Warrant(1)
4.8	Form of Warrant Agreement(1)
4.9	Certificate of Trust of Redwood Capital Trust II (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.9, filed on August 6, 2010)
4.10	Trust Agreement of Redwood Capital Trust II by and between Redwood Trust, Inc., as sponsor, and Wells Fargo Delaware Trust Company, N.A., as Delaware trustee (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.10, filed on August 6, 2010)

Exhibit Number	Description
4.11	Form of Amended and Restated Trust Agreement of Redwood Capital Trust II among Redwood Trust, Inc., as depositor, Wells Fargo Bank, N.A., as property trustee, Wells Fargo Delaware Trust Company, N.A., as Delaware trustee, and the Regular Trustees named therein, as regular trustees (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.11, filed on August 6, 2010)
4.12	Form of Trust Preferred Security of Redwood Capital Trust II (included in Exhibit 4.11)
4.13	Form of Guarantee Agreement for Redwood Capital Trust II by and between Redwood Trust, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-168617), Exhibit 4.13, filed on August 6, 2010)
5.1	Opinion of Venable LLP
5.2	Opinion of Latham & Watkins LLP
5.3	Opinion of Richards, Layton & Finger, P.A.
8.1	Opinion of Latham & Watkins LLP
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)
23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.2)
23.4	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.3)
23.5	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the securities.